UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

TERRA TECH CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54358	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Von Karman, Suite 100

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2016, we entered and closed a Securities Purchase Agreement (the "Purchase Agreement") with certain purchasers (the "Purchasers") for the issuance and sale (the "Offering") of (i) 12% Senior Convertible Promissory Notes (the "Notes") in the aggregate principal amount of up to eleven million dollars ($11,000,000), each with a two-year term, that are convertible into shares (the "Conversion Shares") of our common stock, par value $0.001 per share (the "Common Stock") and (ii) warrants (the "Warrants") to acquire shares (the "Warrant Shares") of our Common Stock pursuant to the terms of the Purchase Agreement. The purchase of six million dollars ($6,000,000) of Notes is expected to occur in three tranches and, at our option, up to an additional five tranches of an aggregate of five million dollars ($5,000,000) (each, a "Tranche"; and, collectively, the "Tranches"). The first Tranche of $3,250,000 closed simultaneously with the execution of the Purchase Agreement (the proceeds of which included repayment of two recently received demand notes in the aggregate amount of $1,250,000). The second Tranche is expected to be made 30 days thereafter in the amount of $2,000,000 and the third Tranche is expected to be made in a subsequent 30 days in the amount of $750,000. At any time more than 30 days after the third Tranche, we may request that the Purchasers lend to us up to an aggregate of five million dollars ($5,000,000) in up to five additional Tranches (each for the purchase and sale of one million dollars ($1,000,000) of Notes). We will also grant Warrants, as described below, in connection with each additional Tranche. To access the additional Tranches, we must give the Purchasers 30 days' notice prior to each additional Tranche and at least 30 days must have occurred between each additional Tranche and the immediately previous additional Tranche. The final additional Tranche may not occur later than May 27, 2017. At the Purchasers' discretion, we may request that the additional Tranches occur in intervals of less than 30 days and for greater than one million dollars ($1,000,000) each.

We incurred certain fees in connection with the Purchase Agreement, all of which were paid on or about May 27, 2016: (i) we reimbursed the Purchasers for their legal fees ($35,000); (ii) we paid a commitment fee to the Purchasers in connection with their making the additional Tranches available to us ($100,000); (iii) we reimbursed the Purchasers for their due diligence expenses ($40,000); and (iv) we paid an advisory fee to Aegis Capital Corp. ("Aegis"), which served as the placement agent in this Offering ($60,000). Aegis will receive additional compensation for each additional Tranche. Certain affiliates of Aegis are participants in the Offering and Aegis will not receive an advisory fee on any capital invested by affiliates of Aegis.

The Purchase Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties. The Purchasers were granted limited participation rights in certain future financings.

The proceeds from the Offering are intended to be used for general corporate proceeds.

The Offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(a)(2) of the Act (in that the Notes, the Conversion Shares, the Warrants, and the Warrant Shares were sold by us in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D promulgated thereunder. The Notes, the Conversion Shares, the Warrants, and the Warrant Shares are restricted securities that have not been registered under the Act, and will not be registered under the Act, and may not be offered or sold absent registration or applicable exemption from the registration requirements.

12% Convertible Promissory Notes

Each Note accrues interest at a rate of 12% per annum, of which nine months' interest amount is guaranteed, payable on each conversion date for the principal amount then being converted and on the maturity date in either cash or, at the holder's option, in shares of Common Stock. The term of each Note is 24 months after issuance. All principal and interest due and owing under each Note is convertible into shares of our Common Stock, at any time at the election of the holder, at a conversion price equal to the lower of (i) $0.50 or (ii) either (y) 82.5% of the average of the three lowest daily VWAPs in the 15 trading days prior to the Conversion Date (if we have filed a Registration Statement with the Securities and Exchange Commission that becomes effective on or before August 25, 2016) or (z) 81% of the average of the three lowest daily VWAPs in the 15 trading days prior to the Conversion Date (if a Registration Statement has not become effective by such date). Should an Event of Default have occurred, the conversion price will automatically become the average of the three lowest VWAPs in the 15 consecutive trading days prior to the Conversion Date for so as long as the Event of Default remains in effect. The conversion price is subject to (i) adjustment for stock splits, stock dividends, combinations, or similar events and (ii) full ratchet anti-dilution protection.

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A Note may not be converted and shares of Common Stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, at the election of the holder made as of the closing, of the outstanding shares of Common Stock. At each holder's option, the beneficial ownership limitation may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61 days' prior notice to us.

We may prepay any portion of the outstanding principal amount of any Note and any accrued and unpaid interest by, upon 10 days' notice, paying (i) 110% of the then-outstanding principal amount of that Note, if the prepayment date is within 90 days of the issuance of that Note; (ii) 115% of the then-outstanding principal amount of that Note, if the prepayment date is between 91 and 180 days of the issuance of that Note; or (iii) 125% of the then-outstanding principal amount of that Note, if the prepayment date is within 90 days of the issuance of that Note.

In the event of default, 130% of the outstanding principal amount of the defaulted Note and accrued but unpaid interest, in addition to other amounts due under the terms of the defaulted Note and all interest that, but for the event of default, would have accrued, can, at the holder's election, become immediately due and payable in cash.

Warrants

Pursuant to the terms of the Purchase Agreement, we also agreed to grant to the Purchasers a series of warrants to purchase up to that number of shares of Common Stock equal to 25% of the principal amount of the Notes issuable to the Purchasers at the applicable Tranche divided by the conversion price of the applicable Note. The per-share exercise price of the Warrants is $0.50, subject to certain adjustments for (i) stock splits, stock dividends, combinations, or similar events and (ii) certain dilutive issuances for which we have provided the Purchasers with full ratchet protection. The Warrants have a term of four years. The Warrants are exercisable at any time on or after the issuance date of the Warrants on a cashless or cash basis. However, the Warrants may be exercised only for cash if the Warrant Shares are the subject of an effective Registration Statement.

The Warrants may not be exercised if, after giving effect to the exercise, the holder of the Warrant together with its affiliates would beneficially own in excess of 4.99% or 9.99%, at the election of the holder as of the closing, of the outstanding shares of our Common Stock. At a holder's option, the beneficial ownership limitation applicable to the exercise of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61 days' prior notice to us.

Security Agreement

As collateral for all of our obligations under the Purchase Agreement and related documents executed in connection therewith, we granted to the Purchasers a first priority security interest in all of our assets pursuant to the terms of the Security Agreement, Intellectual Property Security Agreement, and Subsidiary Guarantee, each of which was entered into between the Purchasers and us and was dated May 27, 2016.

The description of certain terms and conditions of the forms of Purchase Agreement, Subsidiary Guarantee, Security Agreement, Intellectual Property Security Agreement, Note, and Warrant set forth herein do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 10.33, 10.34, 10.35, 10.36, 4.9, and 4.10, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

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Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed under Item 1.01 is incorporated into this Item 2.03 in its entirety.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.9*	Form of [initial] 12% Senior Secured Convertible Promissory Note

4.10*	Form of Common Stock Purchase Warrant

10.33*	Form of Securities Purchase Agreement, dated as of May 27, 2016, by and among Terra Tech Corp. and the purchasers to be identified on the signature pages thereto

10.34*	Form of Subsidiary Guarantee, dated as of May 27, 2016

10.35*	Form of Security Agreement, dated as of May 27, 2016

10.36*	Form of Intellectual Property Security Agreement, dated as of May 27, 2016

______

* filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: June 1, 2016	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

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